Exhibit 99.1

Media Contact:

Marne Oberg

Analysts International Corporation

952.838.2867

moberg@analysts.com

Analysts International Corporation Appoints Brittany McKinney President and CEO

MINNEAPOLIS — February 24, 2011 — Analysts International Corporation (AIC) (Nasdaq: ANLY), an information technology services company, today announced that its Board of Directors has appointed Brittany McKinney as President and Chief Executive Officer, effective immediately. McKinney, 39, joined AIC in November 2007 and most recently served as the Company’s Interim President and CEO.

“We are extremely pleased to have Brittany leading the AIC team into the future,” said Doug Neve, Chairman of the Board of AIC.  “Over the past several months, Brittany has demonstrated strong leadership skills and, along with the rest of the AIC team, has played a key role in delivering positive financial results for our shareholders in the second half of the year.

“On behalf of the Board, we are confident that Brittany’s proven abilities and her experience will allow us to continue the momentum we have seen throughout 2010,” concluded Neve.

“I am honored to have been selected to lead AIC during a key turning point in the Company’s evolution,” stated McKinney.  “I look forward to continuing to drive execution on our strategic plan and returning AIC to a leading IT services company.”

In addition to her appointment as President and CEO, McKinney will also be nominated as a candidate to serve on the Board of Directors later this spring.

Prior to being appointed Interim President and CEO, McKinney was the Company’s Senior Vice President, Central Region.  She has also served as the Company’s Vice President of Corporate Development.  Prior to joining AIC, McKinney held management roles at IT consulting firms including Fujitsu Consulting, BORN Information Services, Inc. and Andersen Consulting.

About Analysts International Corporation

Analysts International Corporation (AIC) is an IT services firm fully dedicated to the success and satisfaction of its clients.  From IT staffing and managed teams to project-based solutions, AIC provides a broad range of services designed to help businesses and government agencies drive value, control costs and deliver on the promise of a more efficient and productive enterprise. The Company offers a flexible, collaborative approach; clear industry perspective; and the breadth, scale and experience to deliver results. For more information, visit www.analysts.com.

Cautionary Statement for the Purpose of Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements made in this press release by AIC, its Chairman of the Board Mr. Neve or its President and CEO Ms. McKinney, regarding, for instance: Current expectations as to future financial performance, AIC’s ability to execute against its strategic plan, management’s beliefs with respect to its ability to manage its business, increase revenues, maintain profitability, achieve industry standard gross profit margin rates, build cash and return value to its shareholders, are forward-looking statements. These forward-looking statements are based on current information, which we have assessed, which by its nature is dynamic and subject to rapid and even abrupt changes. As such, results may differ materially in response to a change in this information. Forward-looking statements include statements expressing the intent, belief or current expectations of AIC and members of our management team and involve certain risks and uncertainties, including (i) the risk that management may not fully or successfully implement its business plan or maintain profitability in the future; (ii) the risk that AIC will not be able to realize the benefits of its investments or exploit other opportunities of the business in a timely manner or on favorable terms; (iii) prevailing market conditions in the IT services industry, including intense competition for billable technical personnel at competitive rates, strong pricing pressures from many of our largest clients and difficulty in identifying, attracting and retaining qualified billable technical personnel; (iv) potentially incorrect assumptions by management with respect to the financial effect of prior cost reduction initiatives and current strategic decisions; and (v) other economic, business, market, financial, competitive and/or regulatory factors affecting AIC’s business generally, including those set forth in AIC’s filings with the SEC. You are cautioned not to place undue reliance on these or any forward-looking statements, which speak only as of the date of this press release. Such forward-looking statements should be read in conjunction with the Company’s filings with the SEC. AIC assumes no responsibility to update the forward-looking statements contained in this release.